EXHIBIT 10.27
PERFORMANCE STOCK AWARD AGREEMENT

pursuant to the

CHESAPEAKE UTILITIES CORPORATION
2023 STOCK AND INCENTIVE COMPENSATION PLAN

On February 25, 2026 (the “Grant Date”), Chesapeake Utilities Corporation, a Delaware corporation (the “Company”), has granted to __________ (the “Grantee”), who resides at ______________, a Performance Stock Award on the terms and subject to the conditions of this Performance Stock Award Agreement.

Recitals

WHEREAS, the Chesapeake Utilities Corporation 2023 Stock and Incentive Compensation Plan (the “Plan”) has been duly adopted by action of the Company's Board of Directors (the “Board”) on February 22, 2023 and by the Company’s stockholders on May 3, 2023; and

WHEREAS, the Committee of the Board of Directors of the Company referred to in the Plan (the “Committee”) has determined that it is in the best interests of the Company to grant the Performance Stock Award described herein pursuant to the Plan; and

WHEREAS, the shares of the Common Stock of the Company (“Shares”) that are subject to this Agreement, when added to the other shares of Common Stock that are subject to awards granted under the Plan, do not exceed the total number of shares of Common Stock with respect to which awards are authorized to be granted under the Plan or the total number of shares of Common Stock that may be granted to an individual in a single calendar year.

Agreement

It is hereby covenanted and agreed by and between the Company and the Grantee as follows:

Section 1. Performance Stock Award and Performance Period

The Company hereby grants to the Grantee a Performance Stock Award as of the Grant Date. As more fully described herein, the Grantee may earn up to ______ Shares upon the Company's achievement of the performance criteria set forth in Section 2 (the “Performance Shares”) over the performance period from January 1, 2026 to December 31, 2028 (the “Performance Period”). This Award has been granted pursuant to the Plan; capitalized terms used in this agreement which are not specifically defined herein shall have the meanings ascribed to such terms in the Plan.

Section 2. Performance Criteria and Terms of Stock Award

(a)The Committee selected and established in writing performance criteria for the Performance Period, which, if met, may entitle the Grantee to some or all of the Performance Shares under this Award. As soon as practicable after the Company’s independent auditors have certified the Company’s financial statements for each fiscal

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year of the Company in the Performance Period, the Committee shall determine for purposes of this Agreement the Company’s (1) growth in long-term earnings, defined as the growth in total capital expenditures as a percentage of total capitalization (“Growth”) and (2) earnings performance, defined as average return on equity (“ROE”) and calculated as net income as a percentage of stockholders’ equity, in accordance with procedures established by the Committee. The Growth and ROE (each a “Performance Metric” and collectively, the “Performance Metrics”) shall be determined by the Committee in accordance with the terms of the Plan and this Agreement based on financial results reported to stockholders in the Company’s annual reports and may be subject to adjustment by the Committee for extraordinary events during the Performance Period, as applicable. Both the Growth and ROE Performance Metrics will be compared to the performance of the 2026-2028 Performance Peer Group, shown at Attachment A hereto, and to the 2026-2028 Long-Term Award Resolution (collectively referred to as the “Peer Group”), for the Performance Period. The Company’s performance shall be compared to the Performance Peer Group to determine the percentile ranking and level of payout as shown at Attachment B. For the ROE Performance Metric, the Company is required to achieve a ROE of at least eight (8) percent. Additionally, once the Performance Metrics are calculated, such results are subject to the Total Stockholder Return Modifier, set forth at Attachment B hereto, to determine the final Performance Shares to be issued. In no event can the Modifier result in the final Performance Shares exceeding the Performance Shares set forth in Section 1 above. For the Total Stockholder Return Modifier, the calculation of total stockholder return will utilize the average closing stock price of the Common Stock of the Company from November 1 through December 31 immediately preceding the beginning and at the end of the Performance Period. At the end of the Performance Period, the Committee shall certify the extent to which the Performance Metrics were met during the Performance Period, considering the schedule in subsection (b) below.

a.The Grantee may earn 50% percent or more of the target award of _________ Performance Shares (the “Target Award”) up to a maximum number of Performance Shares set forth in Section 1 above (the “Maximum Award”) based upon achievement of threshold and target levels of performance against the Performance Metrics established for the Performance Period and factoring in any impact of the Modifier. The Committee shall confirm the Performance Shares earned for the Performance Period after the Company’s independent auditors have certified the Company’s financial statements for each fiscal year of the Company in the Performance Period. If the Performance Metrics for the Performance Period are met, the Grantee shall be entitled to the associated Performance Shares, subject, however, to the Committee’s exercise of discretion to adjust this Award (either up or down) based on business outcomes and objectives established for the Grantee or any other factors, all as determined by the Committee in its sole discretion. The Committee shall promptly notify the Grantee of its determination.

(c) Once established, the Performance Metrics identified above normally shall not be changed during the Performance Period. However, if any of the companies in the Peer Group cease to be publicly traded, they will automatically be deleted from the Peer Group. In addition, the Committee reserves the right, in its discretion, to approve any such other adjustments to this Award and the Performance Shares, including, but not limited to, the

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establishment and evaluation of the Performance Criteria, the Target Award, or the Maximum Award as provided in the Plan..

(d) Performance Shares that are awarded to the Grantee pursuant to this Section 2 shall be issued promptly, without payment of consideration by the Grantee, within 2½ months of the end of the Performance Period. The Grantee shall have the right to vote the Performance Shares and to receive the dividends distributable with respect to such Shares on and after, but not before, the date on which the Grantee is recorded on the Company's ledger as holder of record of the Performance Shares (the “Issue Date”). If, however, the Grantee receives Shares as part of any dividend or other distribution with respect to the Performance Shares, such Shares shall be treated as if they are Performance Shares, and such Shares shall be subject to all of the terms and conditions imposed by this Section 2. Notwithstanding the foregoing, the Grantee shall be entitled to receive an amount in cash, equivalent to the dividends that would have been paid on the awarded Performance Shares from the Grant Date to the Issue Date for those Performance Shares actually earned by the Grantee during the applicable Performance Period. Such dividend equivalents shall be payable at the time such Performance Shares are issued.

(e) The Performance Shares will not be registered for resale under the Securities Act of 1933 or the laws of any state except when and to the extent determined by the Board pursuant to a resolution. Until a registration statement is filed and becomes effective, however, transfer of the Performance Shares shall require the availability of an exemption from such registration, and prior to the issuance of new certificates, the Company shall be entitled to take such measures as it deems appropriate (including but not limited to obtaining from the Grantee an investment representation letter and/or further legending the new certificates) to ensure that the Performance Shares are not transferred in the absence of such exemption.

(f) In the event of a Change in Control[1], as defined in the Plan, during the Performance Period, the Grantee shall earn the Target Award of Performance Shares set forth in this Section 2, as if all performance criteria were satisfied, without any pro ration based on the portion of the Performance Period that has expired as of the date of such Change in Control.

(g) If, during the Performance Period, the Grantee has a Termination of Employment, Performance Shares shall be deemed earned or forfeited as follows:

(1) Except as provided in Section (2), below, upon voluntary Termination of Employment by the Grantee or termination by the Company for any reason, all unearned Performance Shares shall be forfeited immediately; and

(2) If the Grantee has a Termination of Employment by reason of death or Disability or Retirement (as such terms are defined in the Plan), the number of Performance Shares that would otherwise have been earned at the end of the Performance Period shall be reduced by pro rating such Performance Shares based on the proportion of the Performance Period during which the Grantee was employed by the Company (based upon the full months of the Performance Period elapsed as of the end of the month in which the Termination of Employment occurred over the total number of months in the Performance Period), unless the Committee determines that the Performance Shares shall not be so reduced.

(a)The Grantee shall be solely responsible for any federal, state and local taxes of any kind imposed in connection with the vesting or delivery of the Performance Shares. Prior to

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the transfer of any Performance Shares to the Grantee, the Grantee shall remit to the Company an amount sufficient to satisfy any federal, state, local and other withholding tax requirements. The Grantee may elect to have all or part of any withholding tax obligation satisfied by having the Company withhold Shares otherwise deliverable to the Grantee as Performance Shares, unless the Committee determines otherwise by resolution. If the Grantee fails to make such payments or election, the Company and its subsidiaries shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to the Grantee any taxes required by law to be withheld with respect to the Performance Shares. In the case of any amounts withheld for taxes pursuant to this provision in the form of Shares, the amount withheld shall not exceed the maximum required by applicable law and regulations.

(i) Notwithstanding any other provision of this Agreement, if any payment or distribution (a "Payment") by the Company or any other person or entity to or for the benefit of the Grantee is determined to be an "excess parachute payment" (within the meaning of Code Section 280G(b)(1) or any successor provision of similar effect), whether paid or payable or distributed or distributable pursuant to this Agreement or otherwise, then the Grantee’s benefits under this Agreement may, unless the Grantee elects otherwise pursuant to Grantee’s employment agreement, be reduced by the amount necessary so that the Grantee’s total "parachute payment" as defined in Code Section 280G(b)(2)(A) under this and all other agreements will be $1.00 less than the amount that would be a "parachute payment". The payment of any “excess parachute payment” pursuant to this paragraph shall also comply with the terms of the Grantee’s employment agreement, if any.

Section 3. Additional Conditions to Issuance of Shares

Each transfer of Performance Shares shall be subject to the condition that if at any time the Committee shall determine, in its sole discretion, that it is necessary or desirable as a condition of, or in connection with, the transfer of Performance Shares (i) to satisfy withholding tax or other withholding liabilities, (ii) to effect the listing, registration or qualification on any securities exchange or under any state or federal law of any Shares deliverable in connection with such exercise, or (iii) to obtain the consent or approval of any regulatory body, then in any such event such transfer shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

Section 4. Adjustment of Shares

(a) If the Company shall become involved in a merger, consolidation or other reorganization, whether or not the Company is the surviving corporation, any right to earn Performance Shares shall be deemed a right to earn or to elect to receive the consideration into which the Shares represented by the Performance Shares would have been converted under the terms of the merger, consolidation or other reorganization. If the Company is not the surviving corporation, the surviving corporation (the “Successor”) shall succeed to the rights and obligations of the Company under this Agreement.

(b) If any subdivision or combination of Shares or any stock dividend, capital reorganization or recapitalization occurs after the adoption of the Plan, the Committee shall make such proportionate adjustments as are appropriate to the number of Performance Shares to be earned in order to prevent the dilution or enlargement of the rights of the Grantee.

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Section 5. No Right to Employment

Nothing contained in this Agreement shall be deemed by implication or otherwise to confer upon the Grantee any right to continued employment by the Company or any affiliate of the Company or to limit the right of the Company to terminate the Grantee’s employment for any reason or for no reason.

Section 6. Notice

Any notice to be given hereunder by the Grantee shall be sent by mail addressed to Chesapeake Utilities Corporation, 500 Energy Lane, Dover, Delaware 19901, for the attention of the Committee, c/o the Corporate Secretary, and any notice by the Company to the Grantee shall be sent by mail addressed to the Grantee at the address of the Grantee shown on the first page hereof. Either party may, by notice given to the other in accordance with the provisions of this Section, change the address to which subsequent notices shall be sent.

Section 7. Beneficiary Designation

Grantee may designate a beneficiary to receive any Performance Shares to which Grantee is entitled which vest as a result of Grantee’s death. Grantee acknowledges that the Company may exercise all rights under this Agreement and the Plan against Grantee and Grantee’s estate, heirs, lineal descendants and personal representatives and shall not be limited to exercising its rights against Grantee’s beneficiary.

Section 8. Assumption of Risk

It is expressly understood and agreed that the Grantee assumes all risks incident to any change hereafter in the applicable laws or regulations or incident to any change in the market value of the Performance Shares.

Section 9. Terms of Plan and Employment Agreement

This Agreement is entered into pursuant to the Plan (a summary of which has been delivered to the Grantee). This Agreement is subject to all of the terms and provisions of the Plan, which are incorporated into this Agreement by reference, and the actions taken by the Committee pursuant to the Plan. In the event of a conflict between this Agreement and the Plan, the provisions of the Plan shall govern. In addition, this Award is subject to applicable provisions of the Grantee’s employment agreement, including provisions requiring the Company to recover some or all of the Performance Shares awarded hereunder in the circumstances described in such agreement or as otherwise required by applicable law. All determinations by the Committee shall be in its sole discretion and shall be binding on the Company and the Grantee.

Section 10. Governing Law; Amendment

This Agreement shall be governed by, and shall be construed and administered in accordance with, the laws of the State of Delaware (without regard to its choice of law rules) and the requirements of any applicable federal law. This Agreement may be modified or amended only by a writing signed by the parties hereto.

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Section 11. Action by the Committee

The parties agree that the interpretation of this Agreement shall rest exclusively and completely within the sole discretion of the Committee. The parties agree to be bound by the decisions of the Committee with regard to the interpretation of this Agreement and with regard to any and all matters set forth in this Agreement. The Committee may delegate its functions under this Agreement to an officer of the Company designated by the Committee (hereinafter the “Designee”). In fulfilling its responsibilities hereunder, the Committee or its Designee may rely upon documents, written statements of the parties or such other material as the Committee or its Designee deems appropriate. The parties agree that there is no right to be heard or to appear before the Committee or its Designee and that any decision of the Committee or its Designee relating to this Agreement shall be final and binding unless such decision is arbitrary and capricious.

Section 12. Terms of Agreement

This Agreement shall remain in full force and effect and shall be binding on the parties hereto for so long as any Performance Shares issued to the Grantee under this Agreement continue to be held by the Grantee.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its corporate name, and the Grantee has executed the same in evidence of the Grantee's acceptance hereof, upon the terms and conditions herein set forth, as of the day and year first above written.

CHESAPEAKE UTILITIES CORPORATION

By:

Printed Name:

Its:

Grantee:

Printed Name:

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Attachment A
2026-2028 Performance Peer Group

The 2026-2028 Performance Peer Group consists of the following gas utility companies:

1.Atmos Energy Corporation
2.Black Hills Corporation
3.New Jersey Resources Corporation
4.NiSource Inc.
5.NW Natural (a subsidiary of Northwest Natural Holding Co.)
6.Northwestern Corporation
7.ONE Gas, Inc.
8.RGC Resources, Inc.
9.Spire Inc.
10.Unitil Corporation

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Attachment B
Performance Criteria

Growth – Capital Expenditures as a percentage of Total Capitalization relative to peer companies

%ile Ranking to Peer Group Payout %
................................ 40-49% 50% of Award
............................. 50-54% 75% of Award
............................. 55-59% 100% of Award
............................. 60-64% 125% of Award
................................ 65-69% 150% of Award
................................ 70-80% 175% of Award
> 80% 200% of Award

Earnings – Average Return on Equity relative to peer companies

%ile Ranking to Peer Group Payout %
................................ 40-49% 50% of Award
............................. 50-54% 75% of Award
............................. 55-59% 100% of Award
............................. 60-64% 125% of Award
................................ 65-69% 150% of Award
................................ 70-80% 175% of Award
> 80% 200% of Award

To earn above Target (100%), a threshold ROE of 8 percent must be achieved.

Relative Total Stockholder Return – Modifier
Total stockholder return is a modifier to the results of the applicable Growth and RoE Performance Metrics. It is based upon the 36 months ended December 31, 2028, with the 60-dav average price used at the beginning and end of the period (11/1/2025-12/31/2025 and 11/1/2028-12/31/2028). The Modifier is applied as follows:

TSR Modifier (+/-20%)
CPK TSR Percentile Ranking	TSR Modifier
>75%	20.00%
51%-74%	Interpolated between: 0.80%-19.20%
50%	—%
26%-49%	Interpolated between: -19.20% to -080%
<25%	(20.00)%

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In no event can the Modifier result in the final Performance Shares exceeding the Performance Shares set forth in Section 1 above